FOR IMMEDIATE RELEASE	Exhibit 99.1

BIOCARDIA SUBMITS 510(K) APPLICATION TO FDA FOR AVANCE STEERABLE INTRODUCER FOR TRANSSEPTAL ACCESS TO HEART

SAN CARLOS, Calif. – December 11, 2018 – BioCardia®, Inc. [OTC: BCDA], a leader in the development of comprehensive solutions for cardiovascular regenerative therapies, today announced its 510(k) submission for U.S. Food and Drug Administration (FDA) clearance of the AVANCE™ steerable introducer, designed for introducing various cardiovascular catheters into the heart, including via the left side of the heart through the interatrial septum.

The AVANCE steerable introducer leverages new technology developed for BioCardia’s Morph family of steerable introducers and applies it for transseptal procedures. The bidirectional AVANCE is designed to be virtually whipless around curves, due to its helically arranged pull-wires, and provides exceptional torsional stiffness. AVANCE also offers a rotating hemostasis port. These features are intended to enable greater predictability, stability and control during procedures.

“The best-in-class design that underlies AVANCE was developed to enhance delivery of our investigational CardiAMP and CardiALLO cell therapies,” said BioCardia CEO Peter Altman, PhD. “We are excited about making this product available to the broader transseptal market, and expect it to favorably impact revenues in the second half of 2019.”

Procedures that leverage transseptal delivery include atrial fibrillation ablation, patent foramen ovale (PFO) and atrial septal defect (ASD) repair, percutaneous mitral valve repair, left atrial appendage closure, and percutaneous left ventricular assist device placement, among others. The global transseptal access systems market size is currently estimated to be valued at over $550 million and is expected to increase at a compound annual growth rate (CAGR) of 11.7 percent from 2018 to 2028.1

About BioCardia

BioCardia, Inc., headquartered in San Carlos, California, is developing regenerative biologic therapies to treat cardiovascular disease. CardiAMP and CardiALLO cell therapies are the Company’s biotherapeutic product candidates in clinical development. The Company's current products include the Helix™ Biotherapeutic Delivery System and the Morph® steerable guide and sheath catheter portfolio. BioCardia also partners with other biotherapeutic companies to provide its Helix systems and clinical support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction.

Forward Looking Statements
This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, the efficacy and safety of our products and therapies, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, future revenues, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans and overall market conditions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2018, including those under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

1.	Bekryl Market Analysts (2018). Global Transseptal Access Systems Market Size Analysis, 2018-2028. New York, NY.

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Media Contact:
Michelle McAdam, Chronic Communications, Inc.
michelle@chronic-comm.com

(310) 902-1274

Investor Contact:
David McClung, Chief Financial Officer
Investors@BioCardia.com

(650) 226-0120